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BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV
SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
SERIES 1998-1, INVESTOR NUMBER 19982001

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MONTHLY SERVICING SUMMARY                                                           PERIOD ENDING:      10/31/98
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Pass Through
                                                                                          Rate           Balance        Pool Factor
                                                                                     ------------   ---------------     ------------
                                                           BOP  Scheduled Pool                      $832,344,318.62      92.9536577%
                                                           EOP  Scheduled Pool                       821,066,540.26      91.6941901%
Determination Date:                          11/05/98    Class A-1 Certificate            6.4700%    659,886,447.70      89.8709514%
Remittance Date:                             11/10/98      Class M Certificate            6.9400%     67,158,000.00     100.0000000%
Prior Period WAC                               10.37%    Class B-1 Certificate            7.8100%     53,727,000.00     100.0000000%
Current Period WAC                             10.36%    Class B-2 Certificate            8.0000%     40,295,092.56     100.0000000%


I.    RECAP OF POOL:                           LOAN
                                               COUNT            CLASS A-1               CLASS M         CLASS B-1         CLASS B-2
                                               ------        ---------------        --------------   --------------   --------------
      Beginning Certificate Balance            31,502        $671,164,226.06        $67,158,000.00   $53,727,000.00   $40,295,092.56
      Scheduled Principal Reduction                            (2,107,157.64)                 0.00             0.00             0.00
      Partial Principal Prepayments                              (463,693.70)                 0.00             0.00             0.00
      Principal Prepayments In Full             (294)          (6,790,749.23)                 0.00             0.00             0.00
      Contract Liquidations                      (85)          (1,916,177.79)                 0.00             0.00             0.00
      Contract Repurchases                          0                   0.00                  0.00             0.00             0.00
      Previously Undistributed Shortfalls                               0.00                  0.00             0.00             0.00
                                               ------        ---------------        --------------   --------------   --------------
      Remaining Certificate Balance            31,123        $659,886,447.70        $67,158,000.00   $53,727,000.00   $40,295,092.56
                                               ------        ---------------        --------------   --------------   --------------
                                               ------        ---------------        --------------   --------------   --------------
II.   DISTRIBUTIONS:
                                                                CLASS A-1               CLASS M         CLASS B-1         CLASS B-2
                                                             ---------------        --------------   --------------    ------------
      Principal Distribution Amount                           $11,277,778.36              $0.00             $0.00             $0.00
      Scheduled Interest Distribution Amount                    3,618,693.79         388,397.10        349,673.23        268,633.95
      Unpaid Interest Shortfall Current Period                          0.00               0.00              0.00              0.00
      Previously Undistributed Interest Shortfalls                      0.00               0.00              0.00              0.00
                                                              --------------        -----------       -----------       -----------
      Total Distribution                                      $14,896,472.15        $388,397.10       $349,673.23       $268,633.95
                                                              --------------        -----------       -----------       -----------
                                                              --------------        -----------       -----------       -----------

                                                                                                    -------------
      AVAILABLE DISTRIBUTION AMOUNT:                                                                16,758,662.91
                                                                                                    -------------
                                                                                                    -------------


III.  MONTHLY ADVANCE
                                                      Monthly Advance Amount                                $0.00
                                                 Outstanding Amount Advanced                                $0.00


IV.   RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                           $855,486.48
                                                                                                     ------------
                                                                                                     ------------


V.    SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                    $9,299,999.79
                                                                                    Gross Int....   (7,192,842.15)
                                                                                                    -------------
                                                                                    Principal....    2,107,157.64
                                                                                                    -------------
                                                                                                    -------------

VI.   SERVICING FEE:                                                                                  $693,620.27

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VII.  DELINQUENCY INFORMATION:
                                                           Days Delinquent              Number       Actual Balance
                                                           ---------------              ------       --------------
                                                               31 - 59                    383        $9,526,138.14
                                                               60 - 89                     95         2,726,997.53
                                                              90 or more                  129         3,933,122.47
                                                           ----------------               ---       --------------
                                                           Total Delinquent               607       $16,186,258.14
                                                                                          ---       --------------
                                                                                          ---       --------------


VIII. REPOSSESSION INFORMATION:                                                         Number       Actual Balance
                                                                                        ------       --------------
                                                          BOP Repossessions               161        $4,557,182.99
                                              Plus Repossessions this Month               107         2,844,614.32
                                                          Less Liquidations               (85)      ($1,946,835.96)
                                                                                          ---       --------------
                                                          EOP Repossessions               183        $5,454,961.35
                                                                                          ---       --------------
                                                                                          ---       --------------


IX.   REPURCHASES:
                                                                                        Number       Actual Balance
                                                                                        ------       --------------
                                          Contracts Repurchased or Replaced                 0                $0.00
                                              Eligible Substitute Contracts                 0                $0.00
                                                                                           --                -----
                                                Difference Paid by Servicer                 0                $0.00
                                                                                           --                -----
                                                                                           --                -----


X.    RESERVE ACCOUNT SUMMARY:
                                             Reserve Account Deposit Amount                                  $0.00
                                                Reserve Account Draw Amount                                  $0.00
                                  Distribution to Class R Certificateholder                             $39,808.96
                                                          Ending Balance at           31-Oct-98      $8,994,209.96


XI.   DELINQUENCY RATIOS
                                                                 Average 30-Day Delinquency Ratio             1.20%
                                                                 Average 60-Day Delinquency Ratio             0.76%
                                                                   Cumulative Realized Loss Ratio             0.55%
                                                                      Current Realized Loss Ratio             0.46%


XII.  LIQUIDATION LOSSES:
                                                Previous Period Aggregate Net Liquidation Losses:    $3,801,393.12
                                                 Current Period Aggregate Net Liquidation Losses:    $4,909,296.59
                                                               Current Period Liquidation Losses:    $1,107,903.47


XIV.  CERTIFICATE ACCOUNT INTEREST:                                                                      $65,095.19

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